Exhibit (e)(17)

AUTHORIZED PARTICIPANT AGREEMENT

FOR

FINANCIAL INVESTORS TRUST

This Authorized Participant Agreement (the “Agreement”) is entered into by and between ALPS Portfolio Solutions Distributor, Inc. (the “Distributor”) and __________________________________ (the “Authorized Participant” or “AP”) and is subject to acceptance by State Street Bank and Trust Company (the “Transfer Agent”). The Transfer Agent serves as the transfer agent for certain series of the Financial Investors Trust (the “Trust”). The Distributor, the Transfer Agent and the Authorized Participant acknowledge and agree that the Trust or the Trust, on behalf of the Funds (as defined below), as applicable, shall be a third party beneficiary of this Agreement, and shall receive the benefits contemplated by this Agreement, to the extent specified herein. The Distributor has been retained to provide services as principal underwriter of certain series of the Trust acting on an agency basis in connection with the sale and distribution of Creation Units (as defined below) of each series of the Trust named on Annex I to this Agreement (each a “Fund” and collectively, the “Funds”), as may be updated from time to time to add or remove Funds.

As specified in the applicable Fund’s prospectus and statement of additional information incorporated therein (collectively, the “Prospectus”) included as part of its registration statement, as amended, on Form N-1A (“Registration Statement”), the shares of any Fund (the “Shares”) offered thereby may be purchased or redeemed only in aggregations of a specified number of Shares referred to therein and herein as a “Creation Unit.” All references to “cash” shall refer to U.S. dollars (“USD”). The number of Shares constituting a Creation Unit of each Fund is set forth in the Prospectus. Creation Units of Shares may be purchased only by or through an Authorized Participant that has entered into an Authorized Participant Agreement with the Distributor. The Prospectus provides that Creation Units generally will be sold in exchange for an in-kind deposit of a designated portfolio of securities (the “Deposit Securities”) and an amount of cash computed as described in the Prospectus (the “Cash Component”), plus a purchase “Transaction Fee” as described in the Prospectus and/or disclosed by the Transfer Agent to the Authorized Participant subject to any limitation as prescribed in the Prospectus, delivered to the Trust by the Authorized Participant for its own account or acting on behalf of another party. Together, the Deposit Securities and the Cash Component constitute the “Creation Deposit,’ which represents the minimum initial and subsequent investment amount for Shares of any Fund. References to the Prospectus are to the then-current Prospectus as it may be supplemented or amended from time to time. Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem Creation Units of Shares (i) through the Continuous Net Settlement (“CNS”) clearing processes of the National Securities Clearing Corporation (“NSCC”) as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “CNS Clearing Process,” or (ii) outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust Company (“DTC”) (the “DTC Process”). The procedures for processing an order to purchase Shares (each a “Purchase Order”) and an order to redeem Shares (each a “Redemption Order”) are described in the Prospectus and in Annex II to this Agreement. All Purchase and Redemption Orders must be made pursuant to the procedures set forth in the Prospectus and Annex II hereto, as each may be amended by the Trust from time to time.

The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1. STATUS OF AUTHORIZED PARTICIPANT; IRREVOCABLE PROXY.

(a) The Authorized Participant hereby represents, covenants and warrants that with respect to Purchase Orders or Redemption Orders of Creation Units of Shares of any Fund (i) through the CNS Clearing Process, it is a member of NSCC and an Authorized Participant in the CNS System of NSCC (as defined in the Fund’s Prospectus, a “Participating Party”), and/or (ii) outside the CNS Clearing Process, it is a DTC Participant (as defined in the Fund’s Prospectus, a “DTC Participant”). The Authorized Participant may place Purchase Orders or Redemption Orders for Creation Units either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in this Agreement, the Prospectus and Annex II hereto (“Execution of Orders”). Any change in the foregoing status of the Authorized Participant shall terminate this Agreement and the Authorized Participant shall give prompt written notice to the Distributor, the Trust and the Transfer Agent of such change.

(b) The Authorized Participant hereby represents and warrants that it, unless Section 1(c) is applicable, (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), (ii) is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and (iii) is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), and the Authorized Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant is a qualified institutional buyer as defined in Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”). The Authorized Participant agrees to comply with all applicable United States federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of FINRA, and that it will not offer or sell Shares of any Fund in any state or jurisdiction where they may not lawfully be offered and/or sold.

(c) If the Authorized Participant is offering or selling Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States (“US”) and is not otherwise required to be registered, qualified, or a member of FINRA as set forth above, the Authorized Participant nevertheless agrees (i) to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder and (iii) to conduct its business in accordance with the FINRA Rules.

(d) The Authorized Participant represents, covenants and warrants that it has established and presently maintains an anti-money laundering program (the “Program”) reasonably designed to prevent the Authorized Participant from being used as a conduit for money laundering or other illicit purposes or the financing of terrorist activities, and is in compliance with the Program and all anti-money laundering laws, regulations and rules now or hereafter in effect that are applicable to it, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT ACT”) and the trade and economic sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Asset Control or similar authority.

(e) The Authorized Participant understands and acknowledges that the method by which Creation Units of Shares will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of Shares may be issued and sold by the Trust on an ongoing basis, at any point a “distribution,” as such term is used in the 1933 Act, may be occurring. The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Authorized Participant should review the “Continuous Offering” section of the Statement of Additional Information (the “SAI”) and consult with its own counsel in connection with entering into this Agreement and placing an Order (defined below). The Authorized Participant also understands and acknowledges that dealers who are not “underwriters” but are effecting transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus.

(f) The Authorized Participant has the capability to send and receive communications via authenticated telecommunication facility to and from the Distributor and the Authorized Participant’s custodian. The Authorized Participant shall confirm such capability to the satisfaction of the Distributor and its custodian prior to placing its first Order with the Transfer Agent (whether it is a Purchase Order or a Redemption Order).

(g) Agent for Proxy. The Authorized Participant represents, covenants and warrants that, from time to time, it may be a Beneficial Owner or legal owner of Shares (as that term is defined in Rule 16a-1(a)(2) of the 1934 Act). The Authorized Participant agrees to irrevocably appoint the Distributor as its agent and proxy with full authorization and power to vote (or abstain from voting) its beneficially or legally owned Shares which the Authorized Participant has not rehypothecated and which the Authorized Participant is or may be entitled to vote at any meeting of shareholders of the Fund held after the effective date of this Agreement, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. The Distributor shall vote (or abstain from voting) such Shares in accordance with Distributor’s proxy voting policies and procedures, with complete independence from and without any regard to any views, statements or interests of the Authorized Participant, its affiliates or any other person. The Authorized Participant acknowledges that the Distributor will not exercise discretion or otherwise provide advice or guidance to the Authorized Participant or any other party in connection with any vote (or abstention thereof). The Distributor may carry out its responsibilities hereunder through an agent, nominee, attorney or such other third party as it deems necessary or appropriate, to the extent allowable pursuant to applicable law.

For purposes of this Section 1(g), beneficially owned Shares shall not include those Shares for which the Authorized Participant is the record owner but which are held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business, unless the Authorized Participant instructs the Distributor in writing otherwise. The Authorized Participant acknowledges that the Distributor will not exercise the voting rights applicable to such Shares unless the Authorized Participant instructs the Distributor in writing otherwise. For the avoidance of doubt, it shall be the responsibility of the Authorized Participant to instruct the Distributor in writing as to which Shares will/will not be voted by the Distributor as agent and proxy pursuant to this Section. The Authorized Participant represents that it has all the necessary legal power and authority to vote, and to appoint an agent and proxy to vote, all such Shares as contemplated herein. The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor from and against any loss, liability, cost or expense suffered or incurred by such Distributor resulting directly from losses, liabilities or expenses resulting from this Section 1(g) other than those arising from the gross negligence, bad faith or willful misconduct of the Distributor.

The Distributor, as proxy for the Authorized Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, facsimile, electronically (including through the internet) or otherwise. The powers of such agent and proxy shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Authorized Participant. The Distributor may terminate this irrevocable proxy (i.e., Section 1(g)) after sixty (60) days written notice to the Authorized Participant and termination of this irrevocable proxy by itself shall not serve to terminate the Agreement.

2. EXECUTION OF PURCHASE ORDERS AND REDEMPTION ORDERS.

(a) All Purchase Orders or Redemption Orders shall be made in accordance with the terms of the Prospectus and the procedures described in Annex II hereto. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. It is contemplated that the telephone lines used by the Transfer Agent and/or their affiliated persons will be recorded, and the Authorized Participant hereby consents to the recording of all calls with the Transfer Agent. The Trust reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units and the Authorized Participant agrees to comply with such procedures as may be issued from time to time, including but not limited to the Cash Collateral Settlement Procedures that are referenced in Annex II hereto.

(b) The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that delivery of a Purchase Order or Redemption Order shall be irrevocable, provided that the Trust and the Distributor on behalf of the Trust reserves the right to reject any Purchase Order until the trade is released as described in Annex II hereto and any Redemption Order that is not in “proper form” as defined in the Prospectus.

(c) With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) to return to the Trust any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Authorized Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the applicable Fund. With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that the applicable Fund is entitled to reduce the amount of money or other proceeds due to the Authorized Participant or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Authorized Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, the Trust, solely on behalf of the applicable Fund, acknowledges and agrees to return to the Authorized Participant or any party for which it is acting any dividend, distribution or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Authorized Participant or any party for which it is acting.

3. NSCC.

Solely with respect to Purchase Orders or Redemption Orders effected through the CNS Clearing Process, the Authorized Participant, as a Participating Party, hereby authorizes the Transfer Agent or its designee to transmit to the NSCC on behalf of the Authorized Participant such instructions, including amounts of the Deposit Securities and Cash Component as are necessary, consistent with the instructions issued by the Authorized Participant to the Transfer Agent or its designee. The Authorized Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent or its designee and reported to NSCC as though such instructions were issued by the Authorized Participant directly to NSCC.

4. PROSPECTUS, MARKETING MATERIALS AND REPRESENTATIONS.

(a) The Distributor will provide to the Authorized Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request. The Distributor represents, warrants and agrees that it will notify the Authorized Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Authorized Participant to comply with any obligation it may have to deliver such Prospectus to customers. The Distributor will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section 4 when the Authorized Participant has received such revised, supplemented or amended prospectus by email at [insert e-mail address], in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

(b) The Distributor represents and warrants that (i) the Registration Statement and the Prospectus contained therein conforms in all material respects to the requirements of the 1933 Act and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder; (ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, any Fund or the Distributor; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares, except the registration under the 1933 Act of the Shares.

(c) The Authorized Participant represents, warrants and agrees that it will not make any representations concerning Shares other than those contained in the Trust’s then current Prospectus or in any promotional materials or sales literature furnished to the Authorized Participant by the Distributor. The Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to the Authorized Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Authorized Participant understands that no Fund will be advertised or marketed as an open-end investment company, (i.e., as a mutual fund), which offers redeemable securities, and that any advertising materials will prominently disclose that the Shares are not redeemable shares of the applicable Fund. In addition, the Authorized Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Fund in whole Creation Units only.

(d) Notwithstanding the foregoing, the Authorized Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports that include information, opinions or recommendations relating to Shares (i) for public dissemination, provided that such research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares and (ii) for internal use by the Authorized Participant.

5. TITLE TO SECURITIES; RESTRICTED SHARES.

The Authorized Participant represents on behalf of itself and any party for which it acts that upon delivery of a portfolio of Deposit Securities to the Custodian in accordance with the terms of the Prospectus, the applicable Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Authorized Participant or any party for which it is acting in connection with a Purchase Order or (ii) any provision of the 1933 Act and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (iii) no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act.

6. CASH COMPONENT AND FEES.

(a) For Domestic Funds: The Authorized Participant hereby agrees that as between the Trust and itself or any party for which it acts in connection with a Purchase Order for any domestic fund (“Domestic Fund”), it will make available in same day funds for each purchase of Shares an amount of cash sufficient to pay the Cash Component and any other amounts of cash due to a Fund in connection with the purchase of any Creation Unit of Shares (including the purchase Transaction Fee for in-kind and cash purchases and the additional variable charge for cash purchases (when, in the sole discretion of a Fund, cash purchases are available or specified as described in the Prospectus)) (the “Cash Amount”) which shall be made through DTC to an account maintained by the Custodian and shall be provided in same day or immediately available funds on or before the settlement date in accordance with the Prospectus and as described in Annex II hereto (“Contractual Settlement Date”). The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the applicable Fund on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the full Cash Amount, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Authorized Participant may require its customer to enter into a written agreement with the Authorized Participant with respect to such matters.

7. ROLE OF AUTHORIZED PARTICIPANT.

(a) The Authorized Participant acknowledges and agrees that for all purposes of this Agreement, the Authorized Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, any Fund, the Distributor or the Custodian, in any matter or in any respect. The Authorized Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trust, the Distributor, the Custodian, or the Authorized Participant’s custodian or their designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

(b) In executing this Agreement, the Authorized Participant agrees in connection with any purchase or redemption transactions in which it acts for a customer or for any other Authorized Participant or indirect participant, or any other shareholder in an underlying shares account (“Beneficial Owner”), that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(c) The Authorized Participant agrees to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon the request of the Trust or the Distributor.

8. AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT.

Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by a Fund or the Distributor, the Authorized Participant shall deliver to the Distributor and the Fund, with copies to the Transfer Agent at the address specified below, duly certified as appropriate by its Secretary or other duly authorized official, a certificate in a form approved by the Trust (see Annex III to this Agreement) setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each such person an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor, the Trust, and the relevant Fund as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor, the Trust, and the relevant Fund of a superseding certificate in a form approved by the Trust bearing a subsequent date. Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Distributor and the Trust and such notice shall be effective upon receipt by both the Distributor and the Trust. The Distributor shall issue to each Authorized Participant a unique personal identification number (“PIN”) by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN shall be kept confidential and only provided to Authorized Persons. If after issuance, an Authorized Participant’s PIN is changed, the new PIN will become effective on a date mutually agreed upon by the Authorized Participant and the Distributor.

9. REDEMPTION.

(a) The Authorized Participant understands and agrees that Redemption Orders may be submitted only on days that the US stock exchange where the Shares are principally listed (as specified in the Prospectus) (the “Listing Exchange”) is open for trading or business.

(b) The Authorized Participant represents, covenants and warrants that it will not attempt to place a Redemption Order unless it first ascertains that (a) it or the Authorized Participant Client, as the case may be, owns outright or will own (within the meaning of Rule 200 of Regulation SHO) as of the close of the business day on which the Redemption Order is placed, or has or will have full legal authority and legal beneficial right to tender for redemption the requisite number of Shares to be redeemed and receive the entire proceeds of the redemption as of the contractual settlement date, and (b) such Shares have not been loaned or pledged to another party nor are they the subject of a repurchase agreement, securities lending agreement or such other arrangement which would preclude the delivery of such Shares on the contractual settlement date in accordance with the Prospectus and on a “regular way” basis, or as otherwise required by the Trust. The Authorized Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units of Shares are held in the account of a single Authorized Participant. In the event that the Distributor, Transfer Agent and/or the Trust believes that an Authorized Participant does not have the requisite number of Shares to be redeemed as a Creation Unit so as to meet its obligations as set forth in this Section 4(a), the Distributor, Transfer Agent and/or Trust may reject without liability the Authorized Participant’s Redemption Order.

10. BENEFICIAL OWNERSHIP.

(a) The Authorized Participant represents and warrants to the Distributor and the Trust that (based upon the number of outstanding Shares of each such Fund made publicly available by the Trust) it does not, and will not in the future, hold for the account of any single Beneficial Owner of Shares of the relevant Fund, eighty percent (80%) or more of the currently outstanding Shares of such relevant Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund with respect to such Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Internal Revenue Code of 1986, as amended. The Authorized Participant agrees that the confirmation relating to any order for one or more Creation Units of Shares of any Fund shall state as follows:

“Purchaser represents and warrants that, after giving effect to the purchase of Shares to which this confirmation relates, it will not hold 80% or more of the outstanding Shares of the relevant Fund of the Trust and that it will not treat such purchase as eligible for tax-free treatment under Section 351 of the Internal Revenue Code of 1986, as amended. If purchaser is a dealer, it agrees to deliver similar written confirmations to any person purchasing any of the Shares to which this confirmation relates from it.”

(b) The Trust and the Transfer Agent and Distributor shall have the right to require information from the Authorized Participant regarding Shares’ ownership of each Fund, and to rely thereon to the extent necessary to make a determination regarding ownership of 80% or more of the currently outstanding Shares of any Fund by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities.

11. INDEMNIFICATION.

This Section 11 shall survive the termination of this Agreement.

(a) The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, each Fund, the Transfer Agent, their respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”) from and against any loss, liability, cost and expense (including attorneys’ fees) incurred by such AP Indemnified Party as a result of (i) any breach by the Authorized Participant of any provision of this Agreement that relates to such Authorized Participant or any representation provided by it herein that is false or misleading in any material respect or omits material information necessary to make the statements contained herein complete; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such AP Indemnified Party in reliance upon any instructions issued or representations made in accordance with Annex II, III or IV hereto (as each may be amended from time to time) reasonably believed by the Distributor and/or the Transfer Agent to be genuine and to have been given by the Authorized Participant, or (v)(1) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, or any AP Indemnified Party that is not consistent with the then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (2) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 4 hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares or any AP Indemnified Party, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant at the written direction of a Fund or the Distributor or is based upon any omission by such or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not materially misleading. The Authorized Participant and the Distributor understand and agree that the Trust as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the Authorized Participant in the event that the Authorized Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

(b) The Distributor hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any loss, liability, cost and expense (including attorneys’ fees) incurred by such Distributor Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations as they relate to the Distributor’s role as distributor hereunder; (iv) actions of such Distributor Indemnified Party in reliance upon any instructions issued or representations made in accordance with Annex II, III and IV hereto (as each may be amended from time to time) reasonably believed by the Authorized Participant to be genuine and to have been given by the Distributor, or (v) any untrue statement of a material fact with respect to the relevant Fund contained in the Registration Statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not materially misleading, in connection with the Authorized Participant’s acting in its capacity as an Authorized Participant.

(c) This Section 11 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result or in connection with any gross negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Distributor Indemnified Party, as the case may be. The term “affiliate” in this Section 11 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

12. LIMITATION OF LIABILITY.

(a) The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent.

(b) In the absence of bad faith, gross negligence or willful misconduct on its part, neither the Distributor, nor the Transfer Agent, whether acting directly or through agents or attorneys as provided in paragraph (d) below, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall the Distributor or the Transfer Agent be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor or the Transfer Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(c) Neither the Distributor nor the Transfer Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(d) The Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

(e) Neither the Distributor nor the Transfer Agent shall be liable to the Authorized Participant or to any other person for any damages arising out of mistakes or errors in data provided to the Distributor or the Transfer Agent by a third party, or out of interruptions or delays of electronic means of communications with the Distributor or the Transfer Agent.

(f) The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(g) Tax Liability. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of Shares of any Fund made pursuant to this Agreement is imposed, the Authorized Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent a Fund or the Distributor is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

13. INFORMATION ABOUT CREATION DEPOSITS.

The Authorized Participant understands that the number and names of the designated portfolio of Deposit Securities to be included in the current Creation Deposit for each Fund will be made available by NSCC on each day that the Listing Exchange is open for trading and will also be made available on each such day through the facilities of the NSCC.

14. ACKNOWLEDGMENT.

The Authorized Participant acknowledges receipt of the Prospectus and represents that it has reviewed and understands such documents.

15. NOTICES.

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Trust shall be at the address or telephone, facsimile or telex numbers as follows:

Attn:

All notices to the Authorized Participant, the Distributor and the Transfer Agent shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

16. EFFECTIVENESS, TERMINATION AND AMENDMENT.

(a) This Agreement shall become effective upon delivery to and execution by the Distributor. This Agreement may be terminated at any time by any party upon sixty (60) calendar days’ prior written notice to the other parties and may be terminated earlier by the Trust or the Distributor at any time in the event of a breach by the Authorized Participant of any provision of this Agreement or the procedures described or incorporated herein. This Agreement may be terminated immediately by a party at such time as the Trust, the Distributor or the Authorized Participant becomes insolvent or becomes the subject of a bankruptcy proceeding or winding up Additionally, this Agreement may be terminated immediately by a party with respect to a Fund upon the liquidation of such Fund. This Agreement supersedes any prior such agreement between or among the parties.

(b) This Agreement may be amended only by a written instrument executed by all the parties; provided, however, that (i) if an amendment to the Agreement is required in order to conform the Agreement to applicable law (including, without limitation, a change to the exemptive relief and/or adoption or amendment of a rule on which a Fund relies to operate as an exchange-traded fund), then the Distributor shall provide the Authorized Participant and the Transfer Agent with prompt notice of such amendment, and the next Creation Unit created by the Authorized Participant shall be deemed to constitute the Authorized Participant’s acceptance of such amendment; (ii) Annex I will be amended upon written notice from the Distributor to the Authorized Participant and Transfer Agent; and (iii) Annex II, III or IV this Agreement may be amended upon written notification to the Authorized Participant if the Authorized Participant does not object in writing to the amended Annex within five (5) days after its receipt.

17. GOVERNING LAW; CONSENT TO JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. Each party hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

18. SUCCESSORS AND ASSIGNS.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

19. ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void.

20. INTERPRETATION.

The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

21. ENTIRE AGREEMENT.

This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.

22. SEVERANCE.

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Distributor determines in its discretion, after consulting with the Trust, that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Distributor’s notification of the Trust of such a determination, this Agreement shall immediately terminate and the Distributor will so notify the Authorized Participant immediately.

23. NO STRICT CONSTRUCTION.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

24. SURVIVAL.

Section 11 (Indemnification) hereof shall survive the termination of this Agreement.

25. OTHER USAGES.

The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

26. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED: ____________

ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.

	BY:	___________________________________
NAME:
TITLE:
ADDRESS:
EMAIL:

[AUTHORIZED PARTICIPANT FIRM NAME]

	BY:	___________________________________
	NAME:	___________________________________
	TITLE:	________________________________
	ADDRESS:	______________________________
	TELEPHONE:	____________________________
	EMAIL:	___________________________________

ACCEPTED BY: State Street Bank and Trust Company, AS TRANSFER AGENT

	BY:	__________________________________________
	NAME:	___________________________________
	TITLE:	_______________________________________
	ADDRESS:	___
	TELEPHONE:	____ ___________________
	EMAIL:	___ _____

ANNEX I

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR FINANCIAL INVESTORS TRUST

Fund	Ticker Symbol	T-1	Exchange	Deposit Securities (%)

ANNEX II

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR FINANCIAL INVESTORS TRUST

PROCEDURES FOR PROCESSING

PURCHASE ORDERS AND REDEMPTION ORDERS

This Annex II to the Authorized Participant Agreement (the “Agreement”) is in addition to the Prospectus with respect to the procedures to be used by the Distributor in processing Purchase Orders and Redemption Orders (“Orders”). Capitalized terms, unless otherwise defined in this Annex II, have the meanings attributed to them in the Agreement or the Prospectus.

An Authorized Participant is required to have signed the Agreement. Upon acceptance of the Agreement and execution thereof by all of the parties, the Distributor will assign a unique personal identification number (“PIN”) to each Authorized Person authorized to act for an Authorized Participant. This will allow an Authorized Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of a Fund.

TO PLACE AN ORDER FOR PURCHASE OR REDEMPTION OF CREATION UNITS

1. Placing an Order.

a. General. To the extent possible, Orders shall be submitted through the Internet (“Web Order Site” or “Electronic Interface” ) as described in Annex IV below. If the Electronic Interface is not available, Orders may be placed by telephone, as described in section 1.c. If a Purchase Order is not complete prior to the Order Cut-Off Time (as defined below), the Order will not be processed. Redemption Orders that are not completed prior to the Order Cut-Off Time will be processed on the next Business Day.

b. Using the Electronic Interface to Initiate the Order. An Authorized Person for the Authorized Participant will log in to the Electronic Interface prior to the cut-off time for placing Orders with the Fund (the “Order Cut-Off Time”) set forth in the particular Fund’s order form (“Order Form”) and enter the terms of the Order. An Order is not complete until it has been approved by both the Authorized Participant and the Distributor under the terms of the Prospectus and the Agreement, in accordance with the procedures outlined below.

Orders submitted through the Electronic Interface must be in accordance with the terms of this Agreement, the Prospectus, the Web Order Site, the Electronic Interface User Agreement (the “Electronic Interface Agreement,” which must be separately entered into by the Authorized Participant) and the applicable Electronic Interface User Guide (or any successor documents). To the extent that any provision of this Agreement (including this Annex II) is inconsistent with any provision of any Electronic Interface Agreement, the Electronic Interface Agreement shall control with respect to Distributor’s provision of the Web Order Site; provided, however, it is not the intention of the parties to otherwise modify the rights, duties and obligations of the parties under the Agreement, which shall remain in full force and effect until otherwise expressly modified or terminated in accordance with its terms. Notwithstanding the forgoing, the Authorized Participant acknowledges that references to the applicable Electronic Interface User Guide (or any successor documents) contained herein are for instructional purposes only, and such Electronic Interface User Guide (or any successor documents) does not contain any additional representations, warranties or obligations by the Trust, the Transfer Agent, the Distributor or their respective agents.

c. Calling to Initiate the Order. In the event the Electronic Interface service is unavailable, an Authorized Person for the Authorized Participant may call the Distributor’s telephone representative at the number listed on the Order Form prior to the Order Cut-Off Time to receive an Order Number, as described further below. The telephone call must be answered and concluded, and the Order must be complete, prior to the Order Cut-Off Time. Non-standard Orders generally must be arranged with the Trust in advance of Order placement. The Order Form (as may be revised from time to time) is incorporated into and made a part of this Agreement.

Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN) and the terms of the Order, the telephone representative will issue a unique order number (the “Order Number”) and record the terms of the Order in an electronic mail version of the Order Form. All Orders with respect to the purchase or redemption of Creation Units are required to be in writing (by email or, as provided below, by facsimile) and accompanied by the designated Order Number. During or following the call, the telephone representative will transmit the written Order Form to the Authorized Participant by electronic mail, indicating the approval of the Distributor of the written Order Form.

To complete an Order, the Authorized Participant must respond to the telephone representative with its approval of the written Order Form by electronic mail prior to the Order Cut-Off Time. If the Authorized Participant detects an error or mistake in the written Order Form, it must return a corrected written Order Form to the telephone representative by electronic mail prior to the Order Cut-Off Time, indicating its approval of the corrected written Order Form. The telephone representative will review the corrected written Order Form and notify the Authorized Participant of the approval or rejection thereof by the Distributor. The Order will be complete upon approval in writing by both the Authorized Participant and the Distributor. If an Order is not complete prior to the Order Cut-Off Time, the Order will be invalid and will not be processed.

If the Authorized Participant is unable to send or receive electronic mail, it must inform the telephone representative when submitting the terms of its Order or as soon as such inability arises. Communication by facsimile may then be substituted for electronic mail in the steps described above, provided that each transmission is clearly marked with the time of transmission.

INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, DO NOT HANG UP AND REDIAL. CALLS MUST BE CONCLUDED PRIOR TO THE ORDER CUT-OFF TIME. CALLS THAT ARE IN PROGRESS OR ARE UNANSWERED IN THE QUEUE AT OR AFTER THE ORDER CUT-OFF TIME WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUT-OFF TIME WILL NOT BE ANSWERED BY THE TELEPHONE REPRESENTATIVE. ALL TELEPHONE CALLS WILL BE RECORDED BY THE TELEPHONE REPRESENTATIVE.

NOTE THAT THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS ONLY COMPLETED AND PROCESSED UPON WRITTEN APPROVAL BY BOTH THE AUTHORIZED PARTICIPANT AND THE DISTRIBUTOR.

d. Settlement.

(1)	Through the CNS Clearing Process:

(a)	Except as provided below, Deposit Securities of any Domestic Fund must be delivered through the NSCC to a DTC account maintained at the Custodian on or before the Domestic Contractual Settlement Date (defined below). The AP must also make available on or before the Contractual Settlement Date, by means satisfactory to the relevant Fund, immediately available or same day funds estimated by the Fund to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee. Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares of the relevant Fund. The “Domestic Contractual Settlement Date” is the earlier of (i) the settlement date specified in the Fund’s then current Prospectus, as supplemented or (ii) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Trust. Except as provided in the next two paragraphs, a Creation Unit of Shares of any Fund will be issued through the CNS system and the payment of the Cash Component and the purchase Transaction Fee through CNS in accordance with the terms, conditions and guarantees as set forth in CNS agreements to which the Custodian and AP have entered into.

(b)	Each Fund reserves the right to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security with respect to any Domestic Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below). Additional cost, if any, to acquire the omitted securities will be at the expense of the AP.

(c)	Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

(2)	Outside the CNS Clearing Process:

(a)	Except as provided below, Deposit Securities must be delivered to an account maintained at the applicable local Subcustodian on or before the International Contractual Settlement Date (defined below). The AP must also make available on or before the International Contractual Settlement Date, by means satisfactory to the relevant Fund, immediately available or same day funds estimated by the Fund to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee (as described in the Prospectus). Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares. The “International Contractual Settlement Date” with respect to each international fund (“International Fund”) is the earlier of (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the relevant Fund or (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where any of the securities of such International Fund are customarily traded.

(b)	Except as provided in the next two paragraphs, a Creation Unit of Shares in any International Fund will not be issued until the transfer of good title to the relevant Fund of the portfolio of Deposit Securities and the payment of the Cash Component and the purchase Transaction Fee have been completed. When the Subcustodian confirms to the Custodian that the required securities included in the Fund Deposit (or, when permitted in the sole discretion of the Trust, the cash value thereof) have been delivered to the account of the relevant Subcustodian, the Custodian shall cause the delivery of the Creation Unit of Shares.

(c)	A Fund may in its sole discretion permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons. If a Fund notifies the Distributor that a “cash in lieu” amount will be accepted, the Distributor will notify the AP and the Transfer Agent and the AP shall deliver, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by the Fund which may include any difference between the actual cost to the Fund to acquire an omitted security and the value of the security had the security been delivered in kind. Additional amounts, if any, shall be included in the calculation of the Cash Component to be received, any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares.

(d)	In the event that a Fund Deposit is incomplete on the settlement date for a Creation Unit of Shares because certain or all of the Deposit Securities are missing, the Fund may issue a Creation Unit of Shares notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by such the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to the percentage of the value of the missing Deposit Securities set forth in the Prospectus. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the Transfer Agent upon request. The parties hereto further agree that a Fund, acting in good faith, may purchase the missing Deposit Securities at any time and the AP agrees to accept liability for any shortfall between the cost to such Fund of purchasing such securities and the value of the collateral, which may be sold by the Fund at such time, and in such manner, as the Fund may determine in its sole discretion.

(3)	Cash Purchases

When, in the sole discretion of the Trust, cash purchases of Creation Units of Shares are available or specified for a Fund, such purchases shall be affected in essentially the same manner as in-kind purchases thereof. In the case of a cash purchase or where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of such Deposit Security, the AP must pay the cash equivalent of the Deposit Securities it would otherwise be required to provide through an in-kind purchase, plus the same Cash Component required to be paid by an in-kind purchaser. In addition, to offset the relevant Fund’s brokerage, transaction, and other costs associated with using the cash to purchase the requisite Deposit Securities, the AP may be required to pay and additional Transaction Fee or adjustment as advised by such Fund which may include any difference between the actual cost to the Fund to acquire the Deposit Securities and the value of the Deposit Securities had the Deposit Securities been delivered. Such Transaction Fees and additional amounts, if any, shall be included in the calculation of the Cash Component to be received. Any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares.

(4)	Custom Baskets

The Trust has developed procedures for Creations and Redemptions using the standard baskets of Deposit Securities that differ from that published by NSCC as the then-existing portfolio basket for the Fund (a “Custom Basket”). In order for an AP to deliver or receive a Custom Basket to the Distributor or Transfer Agent and the Trust in connection with a purchase or redemption order rather than the standard basket of Deposit Securities published by NSCC together with the Cash Amount, any cash in lieu amounts and any other cash fees, the Distributor, the Funds’ investment adviser (“Adviser”), or Trust must notify the AP that the Fund would like to effect the purchase or redemption through a Custom Basket and identify the contents of the Custom Basket on or prior to the time the AP calls with its Purchase Order and the AP must agree to deliver the Custom Basket in connection with the purchase. In addition, the Adviser or the Funds’ sub-adviser (to the extent applicable) may construct additional Custom Baskets for a Fund directly with an AP without the involvement of the Fund’s administrator or publication of such Custom Basket to the NSCC or other APs and market participants.

(5)	Short Settlement Transactions

With respect to short settlement transactions, as may be permitted for certain Funds from time to time, the Trust may assess a cash collateral buffer as a percentage of the total order value. The cash collateral buffer would be added to the Cash Component of the basket. On the Business Day following the trade date of a short settlement transaction, the Trust will calculate the true-up amount and either instruct a return wire to the Participant with all or a portion of the cash collateral or require additional funds from the Participant. The Trust requires the true-up amount from the Participant to be paid same day.

2. Further Information Regarding the Placement of Orders by the Internet.

a. Certain Acknowledgements. The Authorized Participant acknowledges and agrees (i) that the Trust, the Trustee, the Distributor and their respective agents will review any Order placed through the Web Order Site manually before it is executed and that such manual review may result in a delay in execution of such Order; (ii) that during periods of heavy market activity or other times, it may be difficult to place Orders via the Web Order Site and the Authorized Participant may place Orders as otherwise set forth in Annex II; and (iii) that any transaction information, content, or data downloaded or otherwise obtained through the use of the Web Order Site are done at the Authorized Participant’s own discretion and risk.

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE ELECTRONIC INTERFACE AGREEMENT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE AUTHORIZED PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE WEB ORDER SITE IS PROVIDED “AS IS,” “AS AVAILABLE” WITH ALL FAULTS AND WITHOUT ANY WARRANTY OF ANY KIND. SPECIFICALLY, WITHOUT LIMITING THE FOREGOING, ALL WARRANTIES, CONDITIONS, OTHER CONTRACTUAL TERMS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE WEB ORDER SITE, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY THE TRUST, THE TRUSTEE, THE DISTRIBUTOR OR THEIR RESPECTIVE AGENTS, AFFILIATES, LICENSORS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO AS TO TITLE, SATISFACTORY QUALITY, ACCURACY, COMPLETENESS, UNINTERRUPTED USE, NON-INFRINGEMENT, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES, CONDITIONS AND OTHER CONTRACTUAL TERMS ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

b. Election to Terminate Placing Orders by Internet. The Authorized Participant may elect at any time to discontinue placing Orders through the Web Order Site without providing notice under the Agreement.

3. Acknowledgment Regarding Telephone and Internet Transactions. During periods of heavy market activity or other times, the Authorized Participant acknowledges it may be difficult to reach the Trust by telephone or to transact business over the Internet via the Web Order Site. Technological irregularities may also make the use of the Internet and Web Order Site slow or unavailable at times. A Fund may terminate the receipt of redemption or exchange Orders by telephone or the Internet at any time, in which case the Authorized Participant may redeem or exchange Shares by communication through facsimile. All Orders must be complete, including written approval by the Authorized Participant and the Distributor, prior to the Order Cut-Off Time.

4. Purchase of Creation Units Without Receipt of Deposit Securities. Creation Units of the Fund may be purchased in advance of receipt by the Trust of all or a portion of the applicable Deposit Securities, provided that the Authorized Participant deposits an initial deposit of cash with the Trust having a value greater than the net asset value of the Shares on the date the Order is placed in proper form. In addition to available Deposit Securities and cash that generally comprise a Creation Unit, cash must be deposited in an amount equal to 115% of the market value of any undelivered Deposit Securities (the “Additional Cash Deposit”). The Order shall be deemed to be received on the Business Day on which the Order is placed provided that the Order is completed in proper form prior to the Order Cut-Off Time on such date and cash in the appropriate amount is deposited with the Custodian by 1:00 p.m. Eastern Time or such other time as designated by the Custodian on the settlement date. If the Order is not completed in proper form by the Order Cut-Off Time or federal funds in the appropriate amount are not received by 1:00 p.m. Eastern Time on the settlement date, then the Order will be rejected as invalid and the Authorized Participant shall be liable to the relevant Fund for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the relevant Fund, pending delivery of the missing Deposit Securities to the extent necessary to maintain an amount of cash on deposit with such Fund at least equal to 115% of the daily marked to market value of the missing Deposit Securities. In the event that additional cash is not paid, the Fund may use the cash on deposit to purchase the missing Deposit Securities. The Authorized Participant will be liable to the relevant Fund for the costs incurred by such Fund in connection with any such purchases and the Authorized Participant shall be liable to the Fund for any shortfall between the cost to the Fund of purchasing any missing Deposit Securities and the value of the collateral. These costs will be deemed to include the amount by which the actual purchase price of the Deposit Securities exceeds the market value of such Deposit Securities on the day the Purchase Order was deemed received by the Distributor plus the brokerage and related transaction costs associated with such purchases. The relevant Fundwill return any unused portion of the Additional Cash Deposit once all of the missing Deposit Securities have been properly received by the Custodian or purchased by the Fund and deposited into the Fund. The Fund shall charge and the Authorized Participant agrees to pay to the Fund the Transaction Fee and any additional fees prescribed in the Prospectus. The delivery of Creation Units of the Fund so created will occur no later than the prescribed settlement date following the day on which the Purchase Order is deemed received by the Distributor.

ANNEX II – PART A

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR FINANCIAL INVESTORS TRUST

Commodity Futures Trading Commission/National Futures Association

Representation Form

___________________________ (“Authorized Participant”) hereby represents that as of the date set forth below, Authorized Participant [Please check only one]:

____	is registered in the appropriate category with the Commodity Futures Trading Commission (“CFTC”) and/or the National Futures Association (“NFA”). CFTC Number:_____________ NFA Number:____________

____	is exempted from registration pursuant to the Commodity Exchange Act of 1936, as amended (“CEA”), or the rules and regulations promulgated by the CFTC or NFA thereunder, excluded from applicable defined terms under the CEA or the rules and regulations promulgated by the CFTC or NFA thereunder, or has otherwise obtained no-action or exemptive relief from the CFTC or NFA [please specify the exemption reason]:

__________________________________________________________________

Signature:

Name:

Title:

Date:

ANNEX III

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR FINANCIAL INVESTORS TRUST

The following are the names, titles, signatures, phone numbers, and email addresses of all persons (each, an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Authorized Participant Agreement for the FINANCIAL INVESTORS TRUST (the “Agreement”) or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Agreement.

,
Participant Name		NSCC #

NAME	TITLE	SIGNATURE	TELEPHONE NUMBER	E-MAIL ADDRESS

Signed on behalf of the Authorized Participant:

By:
Name:
Title:
Date:

24